UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2022

WOLVERINE RESOURCES CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-53767	98-0569013
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

#55, 11020 Williams Road
 Richmond, British Columbia, Canada V7A 1X8
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (778) 297-4409

WOLVERINE TECHNOLOGIES CORP.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws

Item 8.01 Other Items

Reverse Stock Split

On April 12, 2022, our Board of Directors approved a reverse stock split of our issued and authorized shares of common stock on the basis of 20 old shares for one (1) new share.  When completed the reverse stock split will result in the decrease of our authorized capital from 2,000,000,000 shares of common stock to 100,000,000 shares of common stock.  Correspondingly, our issued and outstanding capital will decrease from 1,549,286,548 shares of common stock to 77,464,328 shares of common stock.  The $0.001 par value of our common shares will remain unchanged.  No fractional shares will be issued in connection with the reverse stock split; fractional shares will be rounded up.

Name Change

On April 12, 2022, our board of directors approved an agreement and plan of merger for the purposes of changing our corporate name from Wolverine Technologies Corp. to Wolverine Resources Corp.  Pursuant to the agreement and plan of merger, our company merged with our wholly-owned subsidiary Wolverine Resources Corp., a Nevada corporation, Wolverine will remain the surviving company of the merger, continuing under the name Wolverine Resources Corp.

On May 12, 2022 we filed a Certificate of Change and Articles of Conversion/Exchange/Merger with the Nevada Secretary of State.  The name change and reverse stock split were subsequently reviewed and approved by the Financial Industry Regulatory Authority (FINRA) with an effective date of July 28, 2022.  Also, our trading symbol will remain WOLV.  Our new CUSIP number will be 978077105.

Item 9.01	Financial Statements and Exhibits

3.1	Certificate of Change filed on May 12, 2022

3.2	Articles of Conversion/Exchange/Merger filed on May 12, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOLVERINE RESOURCES CORP.

/s/Richard Haderer
Richard Haderer
CFO and Director
Date: July 27, 2022